Exhibit 99.3
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF LOUISIANA
	)	Chapter 11
In re	)
	)	Case No. 17-12625
COPSYNC, INC.,	)
	)	Section B
Debtor.	)
)
)
EX PARTE JOINT MOTION FOR ENTRY OF AGREED AMENDED ORDER (A)
APPROVING THE SALE OF ASSETS FREE AND CLEAR WITH LIENS, CLAIMS
AND ENCUMBRANCES ATTACHING TO THE PROCEEDS; (B) APPROVING
PURCHASE AGREEMENT; (C) DETERMINING THAT THE PURCHASER IS A
GOOD FAITH PURCHASER PURSUANT TO § 363(m); (D) APPROVING THE
ASSUMPTION AND ASSIGNMENT OF CERTAIN CONTRACTS AND LEASES; (E)
ABROGATING THE BANKRUPTCY RULE 6004(h) STAY OF THE ORDER, AND (F)
GRANTING RELATED RELIEF
NOW INTO COURT, through undersigned counsel, comes COPsync, Inc. (“Debtor”) and Kologik Capital, LLC (“Kologik Capital”) who jointly move this Court to enter an Agreed Order, ex parte, amending this Court’s prior Order approving the sale of certain assets of the Debtor to Kologik [P-125]. In support thereof, the Debtor and Kologik Capital respectfully represent:
1.
On November 22, 2017 this Court entered an Order [P-125] approving the sale of certain assets of the Debtor to Kologik Capital (the “Sale Order”). The Sale Order approved the form of Asset Purchase Agreement attached thereto.
2.
According to the Asset Purchase Agreement the purchase price for the Debtor’s assets consisted of (i) a credit bid in the amount of $1,000,000 arising from secured debt owned by

Kologik Capital; (ii) repayment by Kologik Capital of the DIP financing owed by the Debtor to an affiliate of Kologik Capital, Kologik Finance Partners, LLC; (iii) issuance of 10% of equity in the parent of Kologik Capital, Kologik, LLC f/k/a Thinkstream Acquisition, LLC (“Kologik”); and (iv) the payment of $600,000.00 cash on or before 60 days from the date of closing.
3.
The Debtor and Kologik Capital, along with Kologik, have worked closely to negotiate a slight modification of the payment schedule due under the Asset Purchase Agreement. Kologik Capital has made several payments totaling $389,000.00 and as of the date of the filing of this motion owes $211,000.00 on the purchase price due under the Asset Purchase Agreement. Given the good faith shown to date by Kologik Capital in making payments, the relatively small amount of additional time needed for Kologik Capital to make the remaining payment, not to mention that the Debtor maintains an equity interest in Kologik, the Debtor and Kologik Capital wish to amend the terms of the Asset Purchase Agreement only as follows, with all other terms remaining in force and effect:
Paragraph 2(a)(iii) is amended to state, “$600,000 in cash, payable as follows: (1) $39,000 on or before February 2, 2018; (2) an additional $50,000 on or before February 12, 2018; (3) an
additional $300,000 on or before March 2, 2018, and (4) all
remaining amounts due on or before March 16, 2018; and”
4.
The Debtor and Kologik Capital aver ex parte relief is appropriate under the circumstances as the requested relief is agreed to by the parties after extensive negotiation, refers to a contract between the Debtor and Kologik Capital and no other parties, and no harm will befall any other creditor or party in interest by the modification requested.

WHEREFORE, the Debtor and Kologik Capital pray that this Court enter an amended Order, ex parte, granting the relief requested herein, and for such other relief deemed equitable and just under the premises.
Respectfully Submitted,
ADAMS AND REESE LLP
By: /s/ John M. Duck
John M. Duck (#5104)
Robin B. Cheatham (#4004)
David K. Bowsher
(AL Bar No. ASB-1703-d56b)
Admitted Pro Hac Vice
4500 One Shell Square
701 Poydras Street, Suite 4500
New Orleans, LA 70139
Ph: (504) 581-3234
Fx: (504) 566-0210
Emails: john.duck@arlaw.com
robin.cheatham@arlaw.com
david.bowsher@arlaw.com
Attorneys for the Debtor, COPsync, Inc.

Respectfully Submitted,
STEWART ROBBINS &BROWN LLC
By: /s/ Paul Douglas Stewart, Jr.
Paul Douglas Stewart, Jr. (La. #24661)
Brandon A. Brown (La. #25592)
P. O. Box 2348
301 Main Street; Suite 1640 (70801)
Baton Rouge, LA 70821-2348
(225) 231-9998 Telephone
(225) 709-9467 Fax
Attorneys for Kologik Capital, LLC

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[Certificate of Service omitted]